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                                                                Exhibit 99.1


For Release: February 19, 2010 at 1:30 PM PT
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         NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

SEATTLE, Wash. - (February 19, 2010) - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of $0.16 per share payable on March 15, 2010, to shareholders of record on February 26, 2010.


ABOUT NORDSTROM
Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 184 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 112 full-line stores, 69 Nordstrom Racks, two Jeffrey boutiques, and one clearance store. Nordstrom also serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.



Investor Contact:                                   Media Contact:
Rob Campbell                                        Colin Johnson
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